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                       VAN KAMPEN GROWTH AND INCOME FUND
                          ITEM 77(O) 10F-3 TRANSACTIONS
                        JUNE 1, 2009 -- NOVEMBER 30, 2009

                                                                 Amount of     % of
                                      Offering       Total        Shares     Offering  % of Funds
   Security      Purchase/   Size of  Price of     Amount of     Purchased  Purchased    Total
   Purchased    Trade Date  Offering   Shares      Offering       By Fund    By Fund     Assets       Brokers       Purchased From
--------------  ----------  --------  --------  --------------  ----------  ---------  ----------  --------------  -----------------
   SunTrust      06/01/09       -       $13.00    $108,000,000    $155,635    0.144%     0.376%    Morgan          Goldman Sachs
  Banks Inc.                                                                                       Stanley &
                                                                                                   Co.
                                                                                                   Incorporated,
                                                                                                   Sandler
                                                                                                   O'Neill &
                                                                                                   Partners,
                                                                                                   L.P.,
                                                                                                   SunTrust
                                                                                                   Robinson
                                                                                                   Humphrey,
                                                                                                   Inc.,
                                                                                                   Goldman,
                                                                                                   Sachs & Co.

 TransAtlantic   06/04/09       -       $38.00    $ 26,000,000    $413,800    1.592%     0.293%    J.P. Morgan     JP Morgan
   Holdings                                                                                        Securities
     Inc.                                                                                          Inc.,
                                                                                                   Goldman,
                                                                                                   Sachs & Co.,
                                                                                                   Morgan
                                                                                                   Stanley &
                                                                                                   Co.
                                                                                                   Incorporated,
                                                                                                   Lazard
                                                                                                   Capital
                                                                                                   Markets LLC,
                                                                                                   Dowling &
                                                                                                   Partners
                                                                                                   Securities,
                                                                                                   LLC,
                                                                                                   Fox-Pitt
                                                                                                   Kelton
                                                                                                   Cochran
                                                                                                   Caronia
                                                                                                   Waller (USA)
                                                                                                   LLC

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
    Verisk       10/06/09       -       $22.00    $  8,525,000    $ 92,500    1.085%      0.03%    Merrill         Merrill Lynch
Analytics Inc.                                                                                     Lynch,
                                                                                                   Pierce,
                                                                                                   Fenner &
                                                                                                   Smith
                                                                                                   Incorporated,
                                                                                                   Morgan
                                                                                                   Stanley &
                                                                                                   Co.
                                                                                                   Incorporated,
                                                                                                   J.P. Morgan
                                                                                                   Securities
                                                                                                   Inc., Wells
                                                                                                   Fargo
                                                                                                   Securities,
                                                                                                   LLC, William
                                                                                                   Blair &
                                                                                                   Company,
                                                                                                   L.L.C.,
                                                                                                   Keefe,
                                                                                                   Bruyette &
                                                                                                   Woods, Inc.,
                                                                                                   Fox-Pitt
                                                                                                   Kelton
                                                                                                   Cochran
                                                                                                   Caronia
                                                                                                   Waller (USA)
                                                                                                   LLC